UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2008
UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 22, 2008, Warren L. Troupe was appointed to serve as Senior Executive Vice President & General Counsel of UDR, Inc. (the “Company”), beginning March 3, 2008. Mr. Troupe, age 54, joins the Company from the international law firm of Morrison & Foerster LLP, where he has served as a partner in the Corporate Group of the firm’s Denver office since 1997.
     Mr. Troupe will serve as Senior Executive Vice President & General Counsel at the discretion of the Company’s Board of Directors. No family relationship exists between Mr. Troupe and any of the Company’s directors or executive officers.
     A copy of the letter agreement between the Company and Mr. Troupe regarding the terms of his employment with the Company is attached to this report as Exhibit 10.1 and is incorporated herein by reference. A copy of the indemnification agreement entered into between Mr. Troupe and the Company in connection with his employment is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between the Company and Warren L. Troupe.

10.2	Indemnification Agreement between the Company and Warren L. Troupe.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.
Date: February 27, 2008	/s/ David L. Messenger
David L. Messenger
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between the Company and Warren L. Troupe.

10.2	Indemnification Agreement between the Company and Warren L. Troupe.